Exhibit 99.1

(NASDAQ: BOCH)

For Immediate Release:

Bank of Commerce Holdings Announces Results for the First Quarter of 2017

REDDING, California, April 20, 2017 / GLOBE NEWSWIRE— Randall S. Eslick, President and Chief Executive Officer of Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.1 billion asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced financial results for the quarter ended March 31, 2017. Net income for the quarter ended March 31, 2017 was $2.3 million or $0.17 per share – diluted, compared with a net loss of $960 thousand or $0.07 per share – diluted for the same period of 2016.

Financial highlights for the first quarter of 2017 compared to the same quarter a year ago:

●

Net income of $2.3 million for the three months ended March 31, 2017 was an increase of $3.2 million (338%) from $960 thousand net loss recorded during the same period in the prior year. Net loss for the quarter ended March 31, 2016 included expenses totaling $2.8 million related to the acquisition of five Bank of America branches and the execution of our plans to reconfigure our balance sheet using liquidity provided by those branches.

●	Return on average assets improved to 0.80% for the first quarter of 2017 compared to (0.37)% for the same period in the prior year.
●	Return on average equity improved to 9.63% for the first quarter of 2017 compared to (4.23)% for the same period in the prior year.
●	Deposits at March 31, 2017 totaled $1.0 billion, an increase of $66.8 million (7%) since March 31, 2016. This growth was centered in core deposits in our Sacramento marketplace.
●

Gross loans at March 31, 2017 totaled $810.2 million, an increase of $86.0 million (12%) since March 31, 2016. Most of this growth occurred in our Sacramento marketplace and is the result of investments in our SBA division and in our expanded Sacramento commercial banking group.

●	Tangible book value per common share was $6.97 at March 31, 2017 compared to $6.57 at March 31, 2016.

Financial highlights for the first quarter of 2017 compared to the prior quarter:

●

Net income of $2.3 million for the three months ended March 31, 2017 was a decrease of $45 thousand (8% annualized) from $2.3 million net income earned during the prior quarter. Net income for the three months ended March 31, 2017 included life insurance death benefit proceeds of $502 thousand and a $200 thousand provision for loan and lease losses.

●	Return on average assets was 0.80% for the first quarter of 2017 compared to 0.81% for the prior quarter.
●	Return on average equity decreased to 9.63% for the first quarter of 2017 compared to 9.69% for the prior quarter.
●	Deposits at March 31, 2017 totaled $1.0 billion, a decrease of $176 thousand (0.07% annualized) since December 31, 2016.
●	Gross loans at March 31, 2017 totaled $810.2 million, an increase of $6.0 million (3% annualized) since December 31, 2016.
●	Tangible book value per common share was $6.97 at March 31, 2017 compared to $6.83 at December 31, 2016.

Randall S. Eslick, President and CEO commented: “It is hard to believe that a full year has already passed since we acquired five new offices from Bank of America. During that time, the buildings have been remodeled and the new staff and customers have been fully integrated into the Redding Bank of Commerce family. Throughout the bank, deposits and loans have continued to increase handsomely which we anticipate will lead to increasing profitability. We applaud the hard work of our employees and acknowledge their accomplishments.”

(NASDAQ: BOCH)

Forward-Looking Statements

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve our plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

●	Competitive pressure in the banking industry and changes in the regulatory environment
●	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities
●	A decline in the health of the economy nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of our loans
●	Credit quality deterioration which could cause an increase in the provision for loan and lease losses
●	Asset/Liability matching risks and liquidity risks
●	Changes in the securities markets

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and under the heading: “Risk Factors” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation and specifically disclaims any obligation, to revise or publicly release the results of any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date the statements were made.

(NASDAQ: BOCH)

TABLE 1

SELECTED FINANCIAL INFORMATION - UNAUDITED

(amounts in thousands except per share data)

	For The Three Months Ended
Net income (loss), average assets and	March 31,		December 31,
average shareholders' equity	2017	2016	2016
Net income (loss)	$2,252	$(960)	$2,297
Average total assets	$1,148,305	$1,034,203	$1,126,034
Average total earning assets	$1,075,039	$969,818	$1,051,387
Average shareholders' equity	$94,820	$91,307	$94,326

Selected performance ratios
Return on average assets	0.80%	(0.37)%	0.81%
Return on average equity	9.63%	(4.23)%	9.69%
Efficiency ratio	71.49%	108.08%	73.15%

Share and per share amounts
Weighted average shares - basic	13,416	13,360	13,370
Weighted average shares - diluted	13,521	13,403	13,476
Earnings (loss) per share - basic	$0.17	$(0.07)	$0.17
Earnings (loss) per share - diluted	$0.17	$(0.07)	$0.17

	At March 31,		At December 31,
Share and per share amounts	2017	2016	2016
Common shares outstanding (1)	13,517	13,442	13,440
Tangible book value per common share	$6.97	$6.57	$6.83

Capital ratios
Bank of Commerce Holdings
Common equity tier 1 capital ratio (2)	9.71%	9.82%	9.43%
Tier 1 capital ratio (2)	10.72%	10.93%	10.42%
Total capital ratio (2)	13.00%	13.30%	12.68%
Tier 1 leverage ratio (2)	9.09%	9.48%	9.13%
Tangible common equity ratio	8.27%	8.21%	8.07%

Redding Bank of Commerce
Common equity tier 1 capital ratio (2)	12.59%	13.07%	12.31%
Tier 1 capital ratio (2)	12.59%	13.07%	12.31%
Total capital ratio (2)	13.84%	14.32%	13.55%
Tier 1 leverage ratio (2)	10.67%	11.36%	10.80%

(1) Includes unvested restricted shares issued in accordance with the Company's equity incentive plan.

(2) The Company and the Bank continue to meet all capital adequacy requirements to which they are subject. The capital ratios for 2016 were impacted by increased average total assets, the addition of $1.8 million of core deposit intangible and $665 thousand of goodwill recorded in conjunction with the acquisition of five branches in March of 2016.

(NASDAQ: BOCH)

BALANCE SHEET OVERVIEW

As of March 31, 2017, the Company had total consolidated assets of $1.1 billion, gross loans of $810.2 million, allowance for loan and lease losses (“ALLL”) of $11.6 million, total deposits of $1.0 billion, and shareholders’ equity of $96.5 million.

TABLE 2

LOAN BALANCES BY TYPE - UNAUDITED

(amounts in thousands)

	At March 31,						At December 31,
		% of		% of	Change			% of
	2017	Total	2016	Total	Amount	%	2016	Total
Commercial	$145,635	19%	$136,721	19%	$8,914	7%	$153,844	19%
Real estate - construction and land development	46,228	6	27,554	4	18,674	68%	57,771	7
Real estate - commercial non-owner occupied	305,802	38	247,840	34	57,962	23%	287,455	36
Real estate - commercial owner occupied	164,166	20	154,484	21	9,682	6%	151,516	19
Real estate - residential - ITIN	44,211	5	48,384	7	(4,173)	(9)%	45,566	6
Real estate - residential - 1-4 family mortgage	19,710	2	16,746	2	2,964	18%	20,425	3
Real estate - residential - equity lines	33,019	4	38,528	5	(5,509)	(14)%	35,953	4
Consumer and other	51,423	6	53,986	7	(2,563)	(5)%	51,681	6
Gross loans	810,194	100%	724,243	99%	85,951	12%	804,211	100%
Deferred fees and costs	1,446		985		461		1,324
Loans, net of deferred fees and costs	811,640		725,228		86,412		805,535
Allowance for loan and lease losses	(11,641)		(11,495)		(146)		(11,544)
Net loans	$799,999		$713,733		$86,266		$793,991

Average yield on loans during the quarter	4.72%		4.72%		-		4.69%

The Company recorded gross loan balances of $810.2 million at March 31, 2017, compared with $724.2 million and $804.2 million at March 31, 2016 and December 31, 2016, respectively, an increase of $86.0 million and $6.0 million, respectively. The increase in gross loans compared to the same period a year ago and the prior period was driven by organic loan originations and is the result of investments in our SBA division and in our expanded Sacramento commercial banking group.

(NASDAQ: BOCH)

TABLE 3

CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED

(amounts in thousands)

	At March 31,						At December 31,
		% of		% of	Change			% of
	2017	Total	2016	Total	Amount	%	2016	Total

Cash and due from banks	$18,315	7%	$14,969	5%	$3,346	22%	$16,419	6%
Interest-bearing deposits in other banks	42,744	16	70,781	24	(28,037)	(40)%	51,988	19
Total cash and cash equivalents	61,059	23	85,750	29	(24,691)	(29)%	68,407	25

Investment securities:
U.S. government and agencies	12,496	5	15,645	5	(3,149)	(20)%	10,354	4
Obligations of state and political subdivisions	55,663	20	61,288	21	(5,625)	(9)%	59,428	22
Residential mortgage backed securities and collateralized mortgage obligations	82,392	30	51,721	18	30,671	59%	69,604	24
Corporate securities	10,448	4	23,764	8	(13,316)	(56)%	16,116	6
Commercial mortgage backed securities	16,522	6	14,571	5	1,951	13%	15,514	6
Other asset backed securities	4,013	1	7,262	2	(3,249)	(45)%	4,158	2
Total investment securities - AFS	181,534	66	174,251	59	7,283	4%	175,174	64

Obligations of state and political subdivisions - HTM	31,257	11	35,357	12	(4,100)	(12)%	31,187	11
Total investment securities - AFS and HTM	212,791	77	209,608	71	3,183	2%	206,361	75
Total cash, cash equivalents and investment securities	$273,850	100%	$295,358	100%	$(21,508)	(7)%	$274,768	100%
Average yield on interest bearing due from banks and investment securities during the quarter	2.17%		2.35%		(0.18)		1.95%

As of March 31, 2017, we maintained noninterest-bearing cash positions of $18.3 million and interest-bearing deposits in the amount of $42.7 million at the Federal Reserve Bank and correspondent banks. During the first quarter of 2017, we continued to deploy liquidity provided by the March 2016 branch acquisition and by strong organic deposit growth into loan originations and available for sale securities.

Available-for-sale investment securities totaled $181.5 million at March 31, 2017, compared with $174.3 million and $175.2 million at March 31, 2016 and December 31, 2016, respectively. Our available-for-sale investment portfolio provides us with a secondary source of liquidity to fund other higher yielding asset opportunities, such as loan originations and wholesale loan purchases. During the first quarter of 2017 we purchased 18 securities with a par value of $23.7 million and weighted average yield of 2.52% and sold 14 securities with a par value of $13.5 million and weighted average yield of 2.06%. The sales activity on available for sale securities resulted in $66 thousand in net realized gains. During the same period, we received $4.3 million in proceeds from principal payments, calls and maturities within the available-for-sale investment securities portfolio. Average securities balances and weighted average tax equivalent yields for the quarters ended March 31, 2017 and 2016 were $211.1 million and 3.06% compared to $197.8 million and 3.42%, respectively.

At March 31, 2017, our net unrealized losses on available-for-sale investment securities were $891 thousand compared with net unrealized gains of $1.7 million and net unrealized losses of $1.3 million at March 31, 2016 and December 31, 2016, respectively. The decrease in net unrealized losses between December 31, 2016 and March 31, 2017 is primarily due to significant changes in market interest rates over the past three months.

(NASDAQ: BOCH)

TABLE 4

DEPOSITS BY TYPE - UNAUDITED

(amounts in thousands)

	At March 31,						At December 31,
		% of		% of	Change			% of
	2017	Total	2016	Total	Amount	%	2016	Total
Demand - noninterest bearing	$270,412	27%	$212,758	23%	$57,654	27%	$270,398	27%
Demand - interest bearing	407,784	41	392,325	42	15,459	4%	405,569	40
Total demand	678,196	68	605,083	65	73,113	12%	675,967	67

Savings	112,738	11	105,828	11	6,910	7%	113,309	11
Total non-maturing deposits	790,934	79	710,911	76	80,023	11%	789,276	78

Certificates of deposit	213,556	21	226,756	24	(13,200)	(6)%	215,390	22
Total deposits	$1,004,490	100%	$937,667	100%	$66,823	7%	$1,004,666	100%

Average rate on interest bearing deposits during the quarter	0.39%		0.48%		(0.09)		0.40%
Average rate on all deposits during the quarter	0.29%		0.37%		(0.08)		0.29%

Total deposits at March 31, 2017, increased $66.8 million or 7% to $1.0 billion compared to March 31, 2016, and decreased $176 thousand or 0.07% annualized compared to December 31, 2016. Total non-maturing deposits increased $80.0 million or 11% compared to the same date a year ago and increased $1.7 million or 1% annualized compared to December 31, 2016. Certificates of deposit decreased $13.2 million or 6% compared to the same date a year ago and decreased $ 1.8 million or 3% annualized compared to December 31, 2016.

During the first quarter of 2016 the branch acquisition provided new deposits totaling $149.0 million and we called and redeemed $17.5 million of brokered certificates of deposit. At March 31, 2017, the deposits in the acquired branches totaled $153.0 million.

TABLE 5

WHOLESALE AND BROKERED DEPOSITS - UNAUDITED

(amounts in thousands)

	At March 31,		At December 31,
	2017	2016	2016
CDARS / ICS reciprocal brokered deposits	$55,565	$61,601	$65,212
Online listing service wholesale time deposits	47,429	55,986	48,900
Total wholesale and brokered deposits	$102,994	$117,587	$114,112

In accordance with regulatory Call Report instructions, the Bank will file (or has filed) quarterly Call Reports which list brokered deposits of $55.6 million, $61.6 million and $65.2 million at March 31, 2017, March 31, 2016 and December 31, 2016, respectively.

(NASDAQ: BOCH)

INCOME STATEMENT OVERVIEW

TABLE 6

SUMMARY INCOME STATEMENT - UNAUDITED

(amounts in thousands, except per share data)

	For The Three Months Ended
	March 31,		Change		December 31,	Change
	2017	2016	Amount	%	2016	Amount	%
Interest income	$10,817	$9,904	$913	9%	$10,518	$299	3%
Interest expense	1,083	1,600	(517)	(32)%	1,084	(1)	0%
Net interest income	9,734	8,304	1,430	17%	9,434	300	3%
Provision for loan and lease losses	200	—	200	100%	—	200	100%
Noninterest income	1,542	949	593	62%	1,250	292	23%
Noninterest expense:
Branch acquisition and balance sheet reconfiguration costs	—	2,795	(2,795)	(100)%	—	—	—%
Other noninterest expense	8,061	7,206	855	12%	7,815	246	3%
Income (loss) before provision for income taxes	3,015	(748)	3,763	503%	2,869	146	5%
Deferred tax asset write-off	—	363	(363)	100%	—	—	—%
Provision (benefit) for income taxes	763	(151)	914	605%	572	191	33%
Net income (loss)	$2,252	$(960)	$3,212	335%	$2,297	(45)	(2)%

Basic earnings (loss) per share	$0.17	$(0.07)	$0.24	343%	$0.17	$—	—%
Average basic shares	13,416	13,360	56	—%	13,370	46	—%
Diluted earnings (loss) per share	$0.17	$(0.07)	$0.24	343%	$0.17	$—	—%
Average diluted shares	13,521	13,403	118	1%	13,476	45	—%
Dividends declared per common share	$0.03	$0.03	$—	—%	$0.03	$—	—%

First Quarter of 2017 Compared With First Quarter of 2016

Net income for the first quarter of 2017 increased $3.2 million compared to the first quarter of 2016. In the current quarter, net interest income was $1.4 million higher, noninterest income was $593 thousand higher, and noninterest expense was $1.9 million lower. These positive changes were offset by a provision for loan and lease losses that was $200 thousand higher and a provision for income tax that was $551 thousand higher.

Net Interest Income

Net interest income increased $1.4 million compared to the same period a year ago.

Interest income for the three months ended March 31, 2017 increased $913 thousand or 9% to $10.8 million. Interest and fees on loans increased $933 thousand due to increased average loan balances. Interest on interest-bearing deposits due from banks increased $39 thousand while interest on securities decreased $59 thousand.

(NASDAQ: BOCH)

Interest expense for the first quarter of 2017 decreased $517 thousand or 32% to $1.1 million. The net decrease was primarily caused by a $484 thousand decrease in interest on FHLB term debt. During the first quarter of 2016 all FHLB term debt was repaid and an interest rate hedge associated with $75.0 million of that debt was terminated.

Noninterest Income

Noninterest income for the three months ended March 31, 2017 increased $593 thousand compared to the same period a year previous. Our branch and offsite ATM acquisition completed in the first quarter of 2016, enhanced point of sale and ATM fees by $174 thousand and enhanced service charges on deposit accounts by $55 thousand. During the current quarter we also recognized life insurance death benefit proceeds of $502 thousand.

Noninterest Expense

Noninterest expense for the three months ended March 31, 2017 decreased $1.9 million compared to the same period a year previous. The primary components of the net decrease were:

●	Branch acquisition and balance sheet reconfiguration costs decreased $2.8 million

●	Salaries and related benefits costs increased $433 thousand

●	Sales incentives and commissions increased $196 thousand

●	Occupancy costs increased $259 thousand

Income Tax Provision.

During the three months ended March 31, 2017, the Company recorded a provision for income taxes of $763 thousand (25.31% of pretax income of $3.0 million). Life insurance death benefits of $502 thousand recorded during the current quarter are not subject to income tax and if excluded from pretax income the effective tax rate would have been 30.36%.

During the three months ended March 31, 2016, the Company recorded an income tax benefit of $151 thousand (20.19% of pretax operating losses of $748) The write-off of a $363 thousand deferred tax asset during the quarter resulted in a net expense of $212 thousand.

First Quarter of 2017 Compared With Fourth Quarter of 2016

Net income for the first quarter of 2017 decreased $45 thousand compared to the fourth quarter of 2016. In the current quarter, net interest income was $300 thousand higher and noninterest income was $292 thousand higher. These positive changes were offset by an increase in the provision for loan and lease losses of $200 thousand, noninterest expenses that were $246 thousand higher and a provision for income taxes that were $191 thousand higher.

Net Interest Income

Net interest income increased $300 thousand over the prior quarter.

Interest income for the three months ended March 31, 2017 increased $299 thousand or 12% annualized to $10.8 million compared to the prior quarter. Interest and fees on loans increased $203 thousand due to increased average balances and increased yields. Interest on interest bearing deposits due from banks increased $4 thousand due to increased yields. Interest on investment securities increased $92 thousand due to increased average balances and increased yields.

Interest expense for the three months ended March 31, 2017 decreased $1 thousand or 4% annualized to $1.1 million compared to the prior quarter. Average total deposits for the first quarter of 2017 increased $22.6 million from the fourth quarter of 2016. The growth was in low cost core deposits.

(NASDAQ: BOCH)

Noninterest Income

Noninterest income for the three months ended March 31, 2017 increased $292 thousand compared to the prior quarter. During the current quarter we recognized income from life insurance death benefit proceeds of $502 thousand. Dividends on Federal Home Loan Bank of San Francisco stock decreased $250 thousand primarily due to a special dividend recorded in the prior quarter.

Noninterest Expense

Noninterest expense for the three months ended March 31, 2017 increased $246 thousand compared to the prior quarter. The primary components of the net increase were:

●	Salaries and related benefits costs increased $269 thousand
●	Employee vacation accrual costs increased $236 thousand
●	Deferred loan origination costs decreased $116 thousand
●	Professional service fees decreased $88 thousand
●	Data processing fees decreased $126 thousand
●	Advertising costs decreased $77 thousand

Income Tax Provision

During the three months ended March 31, 2017, we recorded a provision for income taxes of $763 thousand (25.31% of pretax income) compared with a provision for income taxes of $572 thousand (19.94% of pretax income) for the prior quarter. Our income tax provision is composed of two main components: 1) federal and state income taxes based on our income and 2) amortization of our investments in affordable housing partnerships. The increase in the effective tax rate during the three months ended March 31, 2017 when compared to the prior quarter is due to an adjustment we made to the amortization of our investments in affordable housing partnerships during the prior quarter.

Earnings Per Share

Diluted earnings per share were $0.17 for the three months ended March 31, 2017 compared with diluted loss per share of $0.07 for the same period a year ago, and diluted earnings of $0.17 for the prior period. The number of shares outstanding during these periods has not changed significantly. Changes in earnings per share are the result of changes in net income.

(NASDAQ: BOCH)

TABLE 7

NET INTEREST MARGIN - UNAUDITED

(amounts in thousands)

	For The Three Months Ended
	March 31, 2017			March 31, 2016			December 31, 2016
	Average		Yield /	Average		Yield /	Average		Yield /
(Amounts in thousands)	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Net loans (2)	$806,793	$9,384	4.72%	$720,795	$8,451	4.72%	$778,458	$9,181	4.69%
Taxable securities	137,582	789	2.33%	119,917	784	2.63%	124,881	705	2.25%
Tax-exempt securities	73,524	530	2.92%	77,852	594	3.07%	72,288	522	2.87%
Interest-bearing deposits in other banks	57,140	114	0.81%	51,254	75	0.59%	75,760	110	0.58%
Average interest-earning assets	1,075,039	10,817	4.08%	969,818	9,904	4.11%	1,051,387	10,518	3.98%
Cash and due from banks	16,873			12,301			16,953
Premises and equipment, net	16,165			12,384			16,331
Other assets	40,228			39,700			41,363
Average total assets	$1,148,305			$1,034,203			$1,126,034

Interest-bearing liabilities:
Interest-bearing demand	$420,416	148	0.14%	$323,771	122	0.15%	$398,749	135	0.13%
Savings deposits	113,647	47	0.17%	96,027	45	0.19%	111,755	45	0.16%
Certificates of deposit	215,202	529	1.00%	221,836	597	1.08%	217,463	543	0.99%
Net term debt	18,598	293	6.39%	91,444	782	3.44%	18,975	298	6.25%
Junior subordinated debentures	10,310	66	2.60%	10,310	54	2.11%	10,310	63	2.43%
Average interest-bearing liabilities	778,173	1,083	0.56%	743,388	1,600	0.87%	757,252	1,084	0.57%
Noninterest-bearing demand	262,881			182,539			261,600
Other liabilities	12,431			16,969			12,856
Shareholders’ equity	94,820			91,307			94,326
Average liabilities and shareholders’ equity	$1,148,305			$1,034,203			$1,126,034
Net interest income and net interest margin (4)		$9,734	3.67%		$8,304	3.44%		$9,434	3.57%
Tax equivalent net interest margin (3)			3.78%			3.57%			3.67%

(1) Interest income on loans is net of deferred fees and costs of approximately $197 thousand, $315 thousand, and $139 thousand for the three months ended March 31, 2017, and 2016 and December 31, 2016, respectively.

(2) Net loans includes average nonaccrual loans of $10.9 million, $10.4 million and $10.0 million for the three months ended March 31, 2017 and 2016 and December 31, 2016 respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 34% tax rate. The amount of such adjustments was an addition to recorded income of approximately $273 thousand, $306 thousand and $269 thousand for the three months ended March 31, 2017 and 2016 and December 31, 2016, respectively.

(4) Net interest margin is net interest income expressed as a percentage of average interest-earning assets.

(NASDAQ: BOCH)

The current quarter net interest margin increased ten basis points to 3.67% as compared to the prior quarter due to increased yields on average interest earning assets. Increases in the average balances of the loan and investment portfolios were funded by increased average balances in low cost deposits and decreased average balances in interest-bearing deposits in other banks.

The net interest margin was 3.67% for the current quarter compared to 3.44% for the same period a year ago. The 3 basis point decrease in yield on average earning assets was offset by a 26 basis point decrease in interest expense to fund average earning assets. The increase in interest income compared to the same quarter in the prior year is due to increased volume in the loan and investment portfolios. The decrease in interest expense resulted from our acquisition of low cost core deposits and our ability to restructure our balance sheet.

Average deposit balances increased $22.6 million and $188.0 million compared to the prior quarter and the same period a year ago respectively. The increase in average deposit balances compared to the prior quarter was organic growth in core deposits. The increase in average deposit balances compared to the same period a year ago results from both the March 2016 branch acquisition and strong organic growth in core deposits. Our overall cost of total deposits decreased to 0.29% for the quarter ended March 31, 2017 from 0.37% for the same period a year ago and were unchanged from 0.29% for the prior quarter.

(NASDAQ: BOCH)

TABLE 8

ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED

(amounts in thousands)

	For The Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Beginning balance	$11,544	$11,849	$11,864	$11,495	$11,180
Provision for loan and lease losses	200	—	—	—	—
Loans charged-off	(447)	(386)	(357)	(1,734)	(307)
Loan loss recoveries	344	81	342	2,103	622
Ending balance	$11,641	$11,544	$11,849	$11,864	$11,495

	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2017	2016	2016	2016	2016
Nonaccrual loans:
Commercial	$2,534	$2,749	$1,710	$2,149	$2,563
Real estate - commercial non-owner occupied	1,196	1,196	1,196	1,197	1,197
Real estate - commercial owner occupied	654	784	800	816	1,190
Real estate - residential - ITIN	3,331	3,576	3,392	3,664	3,705
Real estate - residential - 1-4 family mortgage	1,337	1,914	1,798	1,824	1,742
Real estate - residential - equity lines	906	917	942	995	1,270
Consumer and other	39	250	252	266	31
Total nonaccrual loans	9,997	11,386	10,090	10,911	11,698
Accruing troubled debt restructured loans:
Commercial	741	776	726	760	40
Real estate - commercial non-owner occupied	808	808	811	816	821
Real estate - residential - ITIN	4,761	5,033	5,280	5,336	5,502
Real estate - residential - equity lines	450	454	543	548	553
Total accruing troubled debt restructured loans	6,760	7,071	7,360	7,460	6,916

All other accruing impaired loans	—	337	483	550	488

Total impaired loans	$16,757	$18,794	$17,933	$18,921	$19,102

Gross loans outstanding at period end	$810,194	$804,211	$779,019	$754,140	$724,243

Allowance for loan and lease losses as a percent of:
Gross loans	1.44%	1.44%	1.52%	1.57%	1.59%
Nonaccrual loans	116.44%	101.39%	117.43%	108.73%	98.26%
Impaired loans	69.47%	61.42%	66.07%	62.70%	60.18%

Nonaccrual loans to gross loans	1.23%	1.42%	1.30%	1.45%	1.62%

We realized net loan charge-offs of $103 thousand in the current quarter compared with net loan loss charge-offs of $305 thousand in the prior quarter and net loan recoveries of $315 thousand for the same period a year ago. Charge-offs during the first quarter of 2017 of $447 thousand were primarily associated with purchased consumer loans and residential real estate loans.

(NASDAQ: BOCH)

We continue to monitor credit quality, and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. A combination of net loan losses and loan portfolio growth supported management’s decision to record a $200 thousand provision for loan and lease losses during the quarter ended March 31, 2017. There were no provisions for loan and lease losses during the previous eight consecutive quarters. Our ALLL as a percentage of gross loans was 1.44% as of March 31, 2017 compared to 1.59% as of March 31, 2016 and 1.44% as of December 31, 2016. Based on the Bank’s ALLL methodology, which uses criteria such as risk weighting and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate at March 31, 2017. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in future charges to the provision for loan and lease losses.

At March 31, 2017, the recorded investment in loans classified as impaired totaled $16.8 million, with a corresponding specific reserve of $1.3 million compared to impaired loans of $19.1 million with a corresponding specific reserve of $1.1 million at March 31, 2016 and impaired loans of $18.8 million, with a corresponding specific reserve of $1.5 million at December 31, 2016. The decrease in loans classified as impaired and the decrease in the corresponding specific reserve compared to the prior quarter is primarily due to two commercial real estate relationships and one residential real estate relationship.

TABLE 9

PERIOD END TROUBLED DEBT RESTRUCTURINGS - UNAUDITED

(amounts in thousands)

	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2017	2016	2016	2016	2016
Nonaccrual	$4,570	$4,995	$3,795	$3,785	$4,516
Accruing	6,760	7,071	7,360	7,460	6,916
Total troubled debt restructurings	$11,330	$12,066	$11,155	$11,245	$11,432

Percentage of total gross loans	1.40%	1.50%	1.43%	1.49%	1.58%

Loans are reported as a troubled debt restructuring when we grant a concession(s) to a borrower experiencing financial difficulties that it would not otherwise consider. Examples of such concessions include a reduction in the loan rate, forgiveness of principal or accrued interest, extending the maturity date(s) significantly, or providing a lower interest rate than would be normally available for a transaction of similar risk. As a result of these concessions, restructured loans are impaired as we will not collect all amounts due, either principal or interest, in accordance with the terms of the original loan agreement. Specific reserves on non-collateral dependent restructured loans are measured by calculating the present value of expected future cash flows of the restructured loans, discounted at the effective interest rate of the original loan agreement. These specific reserves are recognized as a specific component to be provided for in the ALLL.

There were no new troubled debt restructurings during the three months ended March 31, 2017. As of March 31, 2017, we had 118 restructured loans that qualified as troubled debt restructurings, of which 110 were performing according to their restructured terms.

(NASDAQ: BOCH)

TABLE 10

NONPERFORMING ASSETS - UNAUDITED

(amounts in thousands)

	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2017	2016	2016	2016	2016
Total nonaccrual loans	$9,997	$11,386	$10,090	$10,911	$11,698
90 days past due and still accruing	—	—	—	10	—
Total nonperforming loans	9,997	11,386	10,090	10,921	11,698

Other real estate owned	814	759	793	765	1,011
Total nonperforming assets	$10,811	$12,145	$10,883	$11,686	$12,709

Nonperforming loans to gross loans	1.23%	1.42%	1.30%	1.45%	1.62%
Nonperforming assets to total assets	0.95%	1.06%	0.98%	1.09%	1.18%

The decrease in nonaccrual loans during the first quarter of 2017 was associated with loans paid off for one commercial real estate relationship, one residential real estate relationship and one consumer relationship.

The March 31, 2017 OREO balance consists of seven properties, of which four are 1-4 family residential real estate properties in the amount of $121 thousand, two are nonfarm nonresidential properties in the amount of $581 thousand and one is an undeveloped commercial property in the amount of $112 thousand.

(NASDAQ: BOCH)

TABLE 11

UNAUDITED CONSOLIDATED

BALANCE SHEET

(amounts in thousands, except per share data)

	At March 31,	At March 31,	Change		At December 31,
	2017	2016	$	%	2016
Assets:
Cash and due from banks	$18,315	$14,969	$3,346	22%	$16,419
Interest-bearing deposits in other banks	42,744	70,781	(28,037)	(40)%	51,988
Total cash and cash equivalents	61,059	85,750	(24,691)	(29)%	68,407

Securities available-for-sale, at fair value	181,534	174,251	7,283	4%	175,174
Securities held-to-maturity, at amortized cost	31,257	35,357	(4,100)	(12)%	31,187

Loans, net of deferred fees and costs	811,640	725,228	86,412	12%	805,535
Allowance for loan and lease losses	(11,641)	(11,495)	(146)	1%	(11,544)
Net loans	799,999	713,733	86,266	12%	793,991

Premises and equipment, net	15,903	15,494	409	3%	16,226
Other real estate owned	814	1,011	(197)	(19)%	759
Life insurance	21,494	22,642	(1,148)	(5)%	23,098
Deferred taxes	9,363	8,389	974	12%	9,542
Goodwill and core deposit intangible, net	2,196	2,469	(273)	(11)%	2,252
Other assets	19,132	17,987	1,145	6%	20,356
Total assets	$1,142,751	$1,077,083	$65,668	6%	$1,140,992

Liabilities and shareholders' equity:
Demand - noninterest bearing	$270,412	$212,758	$57,654	27%	$270,398
Demand - interest bearing	407,784	392,325	15,459	4%	405,569
Savings	112,738	105,828	6,910	7%	113,309
Certificates of deposit	213,556	226,756	(13,200)	(6)%	215,390
Total deposits	1,004,490	937,667	66,823	7%	1,004,666

Term debt	18,667	19,839	(1,172)	(6)%	18,917
Unamortized debt issuance costs	(173)	(213)	40	(19)%	(184)
Net term debt	18,494	19,626	(1,132)	(6)%	18,733

Junior subordinated debentures	10,310	10,310	—	0%	10,310
Other liabilities	12,994	18,762	(5,768)	(31)%	13,177
Total liabilities	1,046,288	986,365	59,923	6%	1,046,886

Shareholders' equity:
Common stock	24,800	24,325	475	2%	24,547
Retained earnings	72,066	65,201	6,865	11%	70,218
Accumulated other comprehensive (loss) income, net of tax	(403)	1,192	(1,595)	(134)%	(659)
Total shareholders' equity	96,463	90,718	5,745	6%	94,106

Total liabilities and shareholders' equity	$1,142,751	$1,077,083	$65,668	6%	$1,140,992

Total interest earning assets	$1,068,066	$1,002,492	$65,574	7%	$1,065,228
Shares outstanding	13,517	13,442			13,440
Tangible book value per share	$6.97	$6.57			$6.83

(NASDAQ: BOCH)

TABLE 12

UNAUDITED

INCOME STATEMENT

(amounts in thousands, except per share data)

	For The Three Months Ended
	March 31,		Change		December 31,
	2017	2016	$	%	2016
Interest income:
Interest and fees on loans	$9,384	$8,451	$933	11%	$9,181
Interest on securities	789	784	5	1%	705
Interest on tax-exempt securities	530	594	(64)	(11)%	522
Interest on deposits in other banks	114	75	39	52%	110
Total interest income	10,817	9,904	913	9%	10,518
Interest expense:
Interest on demand deposits	148	122	26	21%	135
Interest on savings deposits	47	45	2	4%	45
Interest on certificates of deposit	529	597	(68)	(11)%	543
Interest on term debt	293	782	(489)	(63)%	298
Interest on other borrowings	66	54	12	22%	63
Total interest expense	1,083	1,600	(517)	(32)%	1,084
Net interest income	9,734	8,304	1,430	17%	9,434
Provision for loan and lease losses	200	—	200	100%	—
Net interest income after provision for loan and lease losses	9,534	8,304	1,230	15%	9,434
Noninterest income:
Service charges on deposit accounts	127	72	55	76%	120
ATM and point of sale	266	92	174	189%	281
Payroll and benefit processing fees	191	160	31	19%	161
Life insurance	646	156	490	314%	152
Gain on investment securities, net	66	94	(28)	(30)%	52
Federal Home Loan Bank of San Francisco dividends	103	90	13	14%	353
Other income	143	285	(142)	(50)%	131
Total noninterest income	1,542	949	593	62%	1,250

(NASDAQ: BOCH)

TABLE 12 - CONTINUED

UNAUDITED

INCOME STATEMENT

(amounts in thousands, except per share data)

	For The Three Months Ended
	March 31,		Change		December 31,
	2017	2016	$	%	2016
Noninterest expense:
Salaries and related benefits	4,858	4,229	629	15%	4,237
Occupancy and equipment	1,048	789	259	33%	1,022
Federal Deposit Insurance Corporation insurance premium	48	156	(108)	(69)%	102
Data processing fees	407	304	103	34%	533
Professional service fees	393	436	(43)	(10)%	481
Telecommunications	211	147	64	44%	206
Branch acquisition costs	—	412	(412)	(100)%	—
Loss on cancellation of interest rate swap	—	2,325	(2,325)	(100)%	—
Other expenses	1,096	1,203	(107)	(9)%	1,234
Total noninterest expense	8,061	10,001	(1,940)	(19)%	7,815
Income (loss) before provision for income (loss) taxes	3,015	(748)	3,763	(503)%	2,869
Deferred tax asset write-off	—	363	(363)	(100)%	—
Provision (benefit) for income taxes	763	(151)	914	(605)%	572
Net income (loss)	$2,252	$(960)	$3,212	(335)%	$2,297

Basic earnings (loss) per share	$0.17	$(0.07)	$0.24	(343)%	$0.17
Average basic shares	13,416	13,360	56	—%	13,370
Diluted earnings (loss) per share	$0.17	$(0.07)	$0.24	(343)%	$0.17
Average diluted shares	13,521	13,403	118	1%	13,476

(NASDAQ: BOCH)

TABLE 13

UNAUDITED CONDENSED CONSOLIDATED

YEAR TO DATE AVERAGE BALANCE SHEETS

(amounts in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,	March 31,	December 31,	December 31,	December 31,
	2017	2016	2016	2015	2014
Earning assets:
Loans	$806,793	$720,795	$752,938	$699,227	$625,166
Taxable securities	137,582	119,917	120,884	120,897	147,916
Tax exempt securities	73,524	77,852	75,303	77,089	83,973
Interest-bearing deposits in other banks	57,140	51,254	58,668	30,323	56,465
Average earning assets	1,075,039	969,818	1,007,793	927,536	913,520

Cash and due from banks	16,873	12,301	15,831	11,220	11,246
Premises and equipment, net	16,165	12,384	15,078	11,552	12,105
Other assets	40,228	39,700	41,048	42,423	36,936
Average total assets	$1,148,305	$1,034,203	$1,079,750	$992,731	$973,807

Liabilities and shareholders' equity:
Demand - noninterest bearing	$262,881	$182,539	$226,368	$156,578	$139,792
Demand - interest bearing	420,416	323,771	374,170	283,105	272,383
Savings	113,647	96,027	104,771	92,659	91,108
Certificates of deposit	215,202	221,836	221,074	238,626	259,445
Total deposits	1,012,146	824,173	926,383	770,968	762,728

Term debt	18,598	91,444	37,286	88,874	77,534
Junior subordinated debentures	10,310	10,310	10,310	10,310	15,239
Other liabilities	12,431	16,969	13,217	16,588	15,934
Average total liabilities	1,053,485	942,896	987,196	886,740	871,435

Shareholders' equity	94,820	91,307	92,554	105,991	102,372
Average liabilities & shareholders' equity	$1,148,305	$1,034,203	$1,079,750	$992,731	$973,807

(NASDAQ: BOCH)

TABLE 14

UNAUDITED CONDENSED CONSOLIDATED

QUARTERLY AVERAGE BALANCE SHEETS

(amounts in thousands)

	For The Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Earning assets:
Loans	$806,793	$778,458	$769,354	$742,684	$720,795
Taxable securities	137,582	124,881	114,578	124,183	119,917
Tax exempt securities	73,524	72,288	73,952	77,168	77,852
Interest-bearing deposits in other banks	57,140	75,760	61,346	46,097	51,254
Average earning assets	1,075,039	1,051,387	1,019,230	990,132	969,818

Cash and due from banks	16,873	16,953	17,018	17,028	12,301
Premises and equipment, net	16,165	16,331	15,941	15,632	12,384
Other assets	40,228	41,363	41,729	41,394	39,700
Average total assets	$1,148,305	$1,126,034	$1,093,918	$1,064,186	$1,034,203

Liabilities and shareholders' equity:
Demand - noninterest bearing	$262,881	$261,600	$240,418	$220,377	$182,539
Demand - interest bearing	420,416	398,749	390,895	382,811	323,771
Savings	113,647	111,755	107,210	103,990	96,027
Certificates of deposit	215,202	217,463	221,078	223,958	221,836
Total deposits	1,012,146	989,567	959,601	931,136	824,173

Term debt	18,598	18,975	19,610	19,510	91,444
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	12,431	12,856	11,159	11,913	16,969
Average total liabilities	1,053,485	1,031,708	1,000,680	972,869	942,896

Shareholders' equity	94,820	94,326	93,238	91,317	91,307
Average liabilities & shareholders' equity	$1,148,305	$1,126,034	$1,093,918	$1,064,186	$1,034,203

(NASDAQ: BOCH)

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Redding, California and is the parent company for Redding Bank of Commerce which operates under two separate names (Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce). The Bank is an FDIC-insured California banking corporation providing community banking and financial services through nine offices located in northern California. The Bank opened on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (530) 722-3900

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (530) 722-3908

Andrea Schneck, Vice President and Senior Administrative Officer

Telephone Direct (530) 722-3959